Consolidated Report to the Financial Community                                                                                                     EXHIBIT 99.2
Second Quarter 2006
(Released August 1, 2006) (Unaudited)

	HIGHLIGHTS	After-Tax EPS Variance Analysis	2nd Qtr.
		2Q 2005 Basic EPS - GAAP Basis	$0.54
■	Normalized non-GAAP* earnings, excluding unusual	Unusual Items - 2005	0.17
	Items, were $0.95 per share for the second quarter of	2Q 2005 Normalized Earnings - non-GAAP Basis	$0.71
	2006, compared with $0.71 per share for the second	Distribution Deliveries	(0.03)
	quarter of 2005. GAAP earnings were $0.92 per share	Generation Revenues	(0.03)
	compared with $0.54 per share in the second quarter	Fuel & Purchased Power	(0.05)
	of 2005.	Nuclear O&M Expenses	0.02
		Postretirement Benefit Costs	0.01
	2Q 2006 Results vs. 2Q 2005	JCP&L Rate Increase	0.02
		Ohio Regulatory Changes
■	Electric distribution deliveries declined 2%, primarily	- Transition Cost Amortization	0.20
	due to unseasonably mild weather. Heating-degree-	- Distribution Deferred Costs	0.07
	days were 17% lower than in the same period last year	- Deferred Fuel Costs	0.05
	and 14% below normal, while cooling-degree-days	- Rate Stabilization Charge Discount	(0.07)
	were 24% lower than the same period last year and	Deferred Transmission Costs - PA (1Q06)	0.05
	17% below normal. Residential distribution deliveries	Deferred Transmission Costs - PA (2Q06)	0.05
	decreased 5%, commercial deliveries declined 1%,	Financing Costs	(0.03)
	while industrial deliveries were up slightly. Lower	Investment Income	(0.03)
	distribution deliveries reduced earnings by $0.03 per	Other	0.01
	share.	2Q 2006 Normalized Earnings - Non-GAAP Basis	$0.95
		Unusual Items - 2006	(0.03)
		2Q 2006 Basic EPS - GAAP Basis	$0.92

■
Total electric generation sales rose 4%, as an 8% increase in retail sales more than offset an 8% decrease in wholesale sales. The increase in retail generation sales resulted from returning Ohio shopping customers. Despite the net increase in generation sales, generation revenues decreased by $0.03 per share, driven by lower wholesale market prices.

■	Higher fuel expense reduced earnings by $0.04 per share due to higher generation output and increased coal prices, while purchased power, excluding JCP&L, reduced earnings by $0.01 per share.

■	Lower nuclear O&M expenses increased earnings by $0.02 per share as a result of fewer refueling outage days during the second quarter this year.

■	Postretirement benefit costs other than pensions increased earnings by $0.01 per share largely due to changes in health care benefits.

■	The JCP&L rate increase, approved in May 2005, improved earnings by $0.02 per share.

■
The impact of several elements of the Ohio rate plans that became effective in 2006 increased earnings by $0.25 per share. The major driver of this improvement was a $0.20 per share reduction in transition cost amortization. Other changes included the deferral of $0.07 per share of certain distribution costs related to reliability spending and $0.05 per share of incremental fuel expense, partially offset by a $0.07 per share earnings reduction related to the Rate Stabilization Charge discount provided to shopping customers.

■
A May 4, 2006, Pennsylvania Public Utility Commission (PPUC) order, authorizing Metropolitan Edison and Pennsylvania Electric to defer incremental transmission charges retroactive to January 1, 2006, increased earnings by $0.10 per share during the second quarter. This included a $0.05 per share benefit for deferral of first quarter transmission charges. Consistent with the Companies’ petition, the order does not grant rate recovery of these costs, but allows Met-Ed and Penelec an opportunity to seek recovery in the pending Rate Transition Plan filing.

■
Total financing costs increased by $0.03 per share. The increase was primarily due to the absence of gains on reacquired debt that were realized in the second quarter of 2005 and a $3 million after-tax charge during the second quarter of 2006 related to the early redemption of $61 million of subsidiary preferred stock.

■	Investment income decreased $0.03 per share primarily due to lower nuclear decommissioning trust income.

■	During the quarter, we recognized net after-tax charges of $9 million, or $0.03 per share, from the sale and impairment of non-core assets.

Revised 2006 Earnings Guidance*

■
Normalized non-GAAP earnings guidance for 2006 has been increased to $3.65 to $3.85 per share, an improvement of $0.20 per share over our previous normalized non-GAAP guidance of $3.45 to $3.65 per share. This increase reflects the impact of the May 2006 PPUC order authorizing Metropolitan Edison and Pennsylvania Electric to defer incremental transmission charges, partially offset by lower revenues resulting from the unseasonably mild weather in the first half of 2006 and lower forecasted wholesale market prices in the second half of the year. Year-to-date normalized non-GAAP earnings now stand at $1.62 per share. We anticipate that earnings for the remainder of the year, exclusive of any unusual items, will be allocated approximately 56% to the third quarter and 44% to the fourth quarter.

■	Total non-GAAP cash generation guidance for 2006 remains at $460 million, after capital expenditures and common dividends.

* The 2006 GAAP to non-GAAP reconciliation statements are attached and available on the Investor Information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir. The 2005 GAAP to non-GAAP reconciliation statements are available on FirstEnergy Corp.'s Web-site.

For additional information, please contact:

Ronald E. Seeholzer	Kurt E. Turosky	Rey Y. Jimenez
Vice President, Investor Relations	Director, Investor Relations	Principal, Investor Relations
(330) 384-5783	(330) 384-5500	(330) 761-4239

Consolidated Report to the Financial Community - 2nd Quarter 2006                                     2

FirstEnergy Corp.
Consolidated Statements of Income
(Unaudited)
(In millions, except for per share amounts)

		Three Months Ended June 30,			Six Months Ended June 30,
		2006	2005	Change	2006	2005	Change
	Revenues
(1)	Electric sales	$2,553	$2,478	$75	$5,064	$4,915	$149
(2)	FE Facilities	58	59	(1)	104	102	2
(3)	MYR	-	130	(130)	109	222	(113)
(4)	Other	175	176	(1)	354	354	-
(5)	Total Revenues	2,786	2,843	(57)	5,631	5,593	38

	Expenses
(6)	Fuel	304	280	24	586	513	73
(7)	Purchased power	688	653	35	1,404	1,315	89
(8)	Other operating expenses	693	689	4	1,434	1,433	1
(9)	FE Facilities	67	56	11	114	104	10
(10)	MYR	-	128	(128)	105	220	(115)
(11)	Provision for depreciation	144	149	(5)	292	292	-
(12)	Amortization of regulatory assets	199	306	(107)	421	617	(196)
(13)	Deferral of new regulatory assets	(145)	(120)	(25)	(226)	(180)	(46)
(14)	General taxes	173	168	5	366	353	13
(15)	Total Expenses	2,123	2,309	(186)	4,496	4,667	(171)
(16)	Operating Income	663	534	129	1,135	926	209

	Other Income (Expense)
(17)	Investment income	31	47	(16)	74	88	(14)
(18)	Interest expense	(178)	(162)	(16)	(343)	(326)	(17)
(19)	Capitalized interest	7	5	2	14	4	10
(20)	Subsidiaries' preferred stock dividends	(2)	(4)	2	(4)	(10)	6
(21)	Total Other Income (Expense)	(142)	(114)	(28)	(259)	(244)	(15)
(22)	Income taxes	217	241	(24)	351	362	(11)
(23)	Income Before Discontinued Operations	304	179	125	525	320	205
(24)	Discontinued operations	-	(1)	1	-	18	(18)
(25)	Net Income	$304	$178	$126	$525	$338	$187

	Basic Earnings Per Common Share:
(26)	Before discontinued operations	$0.92	$0.54	$0.38	$1.59	$0.98	$0.61
(27)	Discontinued operations	-	-	-	-	0.05	(0.05)
(28)	Basic Earnings Per Common Share	$0.92	$0.54	$0.38	$1.59	$1.03	$0.56
	Weighted Average Number of
(29)	Basic Shares Outstanding	328	328	-	328	328	-

	Diluted Earnings Per Common Share:
(30)	Before discontinued operations	$0.91	$0.54	$0.37	$1.58	$0.97	$0.61
(31)	Discontinued operations	-	-	-	-	0.05	(0.05)
(32)	Diluted Earnings Per Common Share	$0.91	$0.54	$0.37	$1.58	$1.02	$0.56
	Weighted Average Number of
(33)	Diluted Shares Outstanding	330	330	-	330	330	-

Consolidated Report to the Financial Community - 2nd Quarter 2006                                                                3

FirstEnergy Corp.
Consolidated Income Segments
(Unaudited)
(In millions)

		Three Months Ended June 30, 2006
			Power
			Supply
		Regulated	Management	Facilities		Reconciling
		Services	Services	Services	Other (a)	Adjustments (b)	Consolidated
	Revenues
(1)	Electric sales	$913	$1,640	$-	$-	$-	$2,553
(2)	FE Facilities	-	-	58	-	-	58
(3)	MYR	-	-	-	-	-	-
(4)	Other	132	38	-	16	(11)	175
(5)	Internal revenues	-	-	-	-	-	-
(6)	Total Revenues	1,045	1,678	58	16	(11)	2,786

	Expenses
(7)	Fuel	-	304	-	-	-	304
(8)	Purchased power	-	688	-	-	-	688
(9)	Other operating expenses	283	406	-	17	(13)	693
(10)	FE Facilities	-	-	67	-	-	67
(11)	MYR	-	-	-	-	-	-
(12)	Provision for depreciation	88	50	-	1	5	144
(13)	Amortization of regulatory assets	195	4	-	-	-	199
(14)	Deferral of new regulatory assets	(55)	(90)	-	-	-	(145)
(15)	General taxes	129	39	-	-	5	173
(16)	Total Expenses	640	1,401	67	18	(3)	2,123

(17)	Operating Income	405	277	(9)	(2)	(8)	663

	Other Income (Expense)
(18)	Investment income	75	2	-	1	(47)	31
(19)	Interest expense	(96)	(56)	(1)	(1)	(24)	(178)
(20)	Capitalized interest	5	2	-	-	-	7
(21)	Subsidiaries' preferred stock dividends	(5)	-	-	-	3	(2)
(22)	Total Other Income (Expense)	(21)	(52)	(1)	-	(68)	(142)

(23)	Income taxes	155	90	1	2	(31)	217

(24)	Income Before Discontinued Operations	229	135	(11)	(4)	(45)	304
(25)	Discontinued operations	-	-	-	-	-	-
(26)	Net Income	$229	$135	$(11)	$(4)	$(45)	$304

(a)	Primarily consists of telecommunications services.
(b)
Reconciling adjustments to segment operating results from internal management reporting to consolidated external financial reporting primarily consists of interest expense related to holding company debt, corporate support services revenues and expenses, fuel marketing revenues which are reflected as reductions to expenses for internal management reporting purposes and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 2nd Quarter 2006                                                                4

FirstEnergy Corp.
Consolidated Income Segments
(Unaudited)
(In millions)

		Three Months Ended June 30, 2005
			Power
			Supply
		Regulated	Management	Facilities		Reconciling
		Services	Services	Services	Other (a)	Adjustments (b)	Consolidated
	Revenues
(1)	Electric sales	$1,087	$1,391	$-	$-	$-	$2,478
(2)	FE Facilities	-	-	59	-	-	59
(3)	MYR	-	-	-	130	-	130
(4)	Other	139	25	-	5	7	176
(5)	Internal revenues	80	-	-	-	(80)	-
(6)	Total Revenues	1,306	1,416	59	135	(73)	2,843

	Expenses
(7)	Fuel	-	280	-	-	-	280
(8)	Purchased power	-	653	-	-	-	653
(9)	Other operating expenses	297	469	-	(3)	(74)	689
(10)	FE Facilities	-	-	56	-	-	56
(11)	MYR	-	-	-	128	-	128
(12)	Provision for depreciation	138	4	-	-	7	149
(13)	Amortization of regulatory assets	306	-	-	-	-	306
(14)	Deferral of new regulatory assets	(100)	(20)	-	-	-	(120)
(16)	General taxes	132	31	-	1	4	168
(17)	Total Expenses	773	1,417	56	126	(63)	2,309

	Operating Income	533	(1)	3	9	(10)	534

	Other Income (Expense)
(18)	Investment income	47	-	-	-	-	47
(19)	Interest expense	(99)	(10)	-	(2)	(51)	(162)
(20)	Capitalized interest	4	1	-	-	-	5
(21)	Subsidiaries' preferred stock dividends	(4)	-	-	-	-	(4)
(22)	Total Other Income (Expense)	(52)	(9)	-	(2)	(51)	(114)

(23)	Income taxes	193	(5)	5	1	47	241

(24)	Income Before Discontinued Operations	288	(5)	(2)	6	(108)	179
(25)	Discontinued operations	-	-	-	(1)	-	(1)
(26)	Net Income	$288	$(5)	$(2)	$5	$(108)	$178

(a)	Other consisted of MYR (a construction service company) and telecommunications services.
(b)
Reconciling adjustments to segment operating results from internal management reporting to consolidated external financial reporting primarily consists of interest expense related to holding company debt, corporate support services revenues and expenses, fuel marketing revenues which are reflected as reductions to expenses for internal management reporting purposes and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 2nd Quarter 2006                                                                5

FirstEnergy Corp.
Consolidated Income Segments
(Unaudited)
(In millions)

		Three Months Ended June 30, 2006 vs. Three Months Ended June 30, 2005
			Power
			Supply
		Regulated	Management	Facilities		Reconciling
		Services	Services	Services	Other (a)	Adjustments (b)	Consolidated
	Revenues
(1)	Electric sales	$(174)	$249	$-	$-	$-	$75
(2)	FE Facilities	-	-	(1)	-	-	(1)
(3)	MYR	-	-	-	(130)	-	(130)
(4)	Other	(7)	13	-	11	(18)	(1)
(5)	Internal revenues	(80)	-	-	-	80	-
(6)	Total Revenues	(261)	262	(1)	(119)	62	(57)

	Expenses
(7)	Fuel	-	24	-	-	-	24
(8)	Purchased power	-	35	-	-	-	35
(9)	Other operating expenses	(14)	(63)	-	20	61	4
(10)	FE Facilities	-	-	11	-	-	11
(11)	MYR	-	-	-	(128)	-	(128)
(12)	Provision for depreciation	(50)	46	-	1	(2)	(5)
(13)	Amortization of regulatory assets	(111)	4	-	-	-	(107)
(14)	Deferral of new regulatory assets	45	(70)	-	-	-	(25)
(15)	General taxes	(3)	8	-	(1)	1	5
(16)	Total Expenses	(133)	(16)	11	(108)	60	(186)

(17)	Operating Income	(128)	278	(12)	(11)	2	129

	Other Income (Expense)
(18)	Investment income	28	2	-	1	(47)	(16)
(19)	Interest expense	3	(46)	(1)	1	27	(16)
(20)	Capitalized interest	1	1	-	-	-	2
(21)	Subsidiaries' preferred stock dividends	(1)	-	-	-	3	2
(22)	Total Other Income (Expense)	31	(43)	- -	2	(17)	(28)

(23)	Income taxes	(38)	95	(4)	1	(78)	(24)

(24)	Income Before Discontinued Operations	(59)	140	(9)	(10)	63	125
(25)	Discontinued operations	-	-	-	1	-	1
(26)	Net Income	$(59)	$140	$(9)	$(9)	$63	$126

(a)	Other consisted of MYR (a construction service company) and telecommunications services.
(b)
Reconciling adjustments to segment operating results from internal management reporting to consolidated external financial reporting primarily consists of interest expense related to holding company debt, corporate support services revenues and expenses, fuel marketing revenues which are reflected as reductions to expenses for internal management reporting purposes and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 2nd Quarter 2006                                                                6

FirstEnergy Corp.
Financial Statements
(Unaudited)
(In millions)

Condensed Consolidated Balance Sheet

	As of June 30, 2006	As of Dec 31, 2005
Assets
Current Assets:
Cash and cash equivalents	$583	$64
Receivables	1,346	1,498
Other	883	755
Total Current Assets	2,812	2,317

Property, Plant, and Equipment	14,420	13,998
Investments	3,371	3,351
Deferred Charges and Other Assets	11,975	12,175
Total Assets	$32,578	$31,841

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt.	$2,004	$2,043
Short-term borrowings	1,101	731
Accounts payable	682	727
Other	1,602	1,952
Total Current Liabilities	5,389	5,453

Capitalization:
Common stockholders' equity	9,488	9,188
Preferred stock	154	184
Long-term debt and other long-term obligations	8,729	8,155
Total Capitalization	18,371	17,527
Noncurrent Liabilities	8,818	8,861
Total Liabilities and Capitalization	$32,578	$31,841

Adjusted Capitalization (Including Off-Balance Sheet Items) - Rating Agency View
	As of June 30,
	2006	% Total	2005	% Total
Total common equity	$9,488	43%	$8,640	41%
Preferred stock	154	1%	214	1%
Long-term debt*	10,477	48%	10,240	49%
Short-term debt**	557	3%	555	3%
Off-balance sheet debt equivalents:
Sale-leaseback net debt equivalents	1,236	5%	1,294	6%
Total	$21,912	100%	$20,943	100%

GENERAL INFORMATION	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Long-term debt and preferred stock redemptions	$(423)	$(495)	$(517)	$(829)
New long-term debt issues	$1,053	$245	$1,053	$245
Short-term debt increase (decrease)	$(374)	$246	$(174)	$386
Capital expenditures	$332	$233	$779	$462

*	Includes amounts due to be paid within one year and excludes JCP&L securitization debt of $256 million and $273 million in 2006 and 2005 respectively.
**	Short-term debt balance at June 30, 2006 is net of $544 million of cash investments subsequently used to redeem preferred stock, long- and short-term debt in July 2006.

Consolidated Report to the Financial Community - 2nd Quarter 2006                                                                7

FirstEnergy Corp.
Financial Statements
(Unaudited)
(In millions)

Condensed Consolidated Statements of Cash Flows
	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Cash flows from operating activities:
Net income	$304	$178	$525	$338
Adjustments to reconcile net income to net cash from operating activities:
Depreciation, amortization, and deferral of regulatory assets	198	335	487	729
Deferred purchased power and other costs	(136)	(92)	(239)	(210)
Deferred income taxes and investment tax credits	26	76	32	62
Deferred rents and lease market valuation liability	(67)	(65)	(105)	(101)
Electric service prepayment programs	(15)	231	(29)	226
Cash collateral	51	20	(55)	22
Change in working capital and other	(217)	(360)	(65)	(145)
Cash flows provided from operating activities	144	323	551	921

Cash flows provided from (used for) financing activities	666	(109)	616	(468)

Cash flows used for investing activities	(255)	(245)	(648)	(456)
Net increase (decrease) in cash and cash equivalents	$555	$(31)	$519	$(3)

	Three Months Ended June 30,			Six Months Ended June 30,
	2006	2005	Change	2006	2005	Change
Ohio Regulatory Assets

Beginning balance	$1,891	$2,296		$1,924	$2,450

Deferral of shopping incentives	-	58	$(58)	3	103	$(100)
Interest on shopping incentives	11	11	-	21	22	(1)
Deferral of MISO costs and interest	4	20	(16)	7	20	(13)
Deferral of RCP distribution reliability costs	41	-	41	81	-	81
Deferral of RCP fuel costs	30	-	30	51	-	51
Deferral of other regulatory assets	2	3	(1)	5	7	(2)
Current period deferrals	$88	$92	$(4)	$168	$152	$16

Ohio transition costs amortization	$(62)	$(200)	$138	$(134)	$(403)	$269
Shopping incentives amortization	(29)	-	(29)	(59)	-	(59)
MISO costs amortization	(5)	-	(5)	(9)	-	(9)
Other	(1)	(21)	20	(8)	(32)	24
Current period amortization	$(97)	$(221)	$124	$(210)	$(435)	$225

Ending Balance	$1,882	$2,167		$1,882	$2,167

Deferred PJM Costs - Pennsylvania
Beginning balance	$-	$-		$-	$-
Deferral of PJM transmission costs	57	-	$57	57	-	$57
Ending Balance	$57	$-		$57	$-

Deferred Energy Costs - New Jersey
Beginning balance	$558	$473		$541	$446
Deferral (recovery) of energy costs	80	45	$35	97	72	$25
Ending Balance	$638	$518		$638	$518

UNUSUAL ITEMS	Three Months Ended June 30,			Six Months Ended June 30,
	2006	2005	Change	2006	2005	Change

Gain (Loss) on Non-Core Asset Sales of:
Amounts included in discontinued operations (a)(b)	$-	$-	$-	$-	$8	$(8)
All Other, net (c)(d)	6	-	6	1	9	(8)
Total Gain (Loss) on Non-Core Asset Sales	6	-	6	1	17	(16)
FE Facilities impairment (c)(e)	(12)	-	(12)	(12)	-	(12)
EPA settlement (c)	-	-	-	-	(19)	19
NRC fine (c) (e)	-	-	-	-	(3)	3
JCP&L Rate Settlement (f)	-	28	(28)	-	28	(28)
Total-Pretax Items	(6)	28	(34)	(11)	23	(34)
Ohio Tax Write-off (g)	-	(71)	71	-	(71)	71

EPS Effect	$(0.03)	$(0.17)	$0.14	$(0.03)	$(0.15)	$0.12

(a) Primarily FE Facilities subs and natural gas operations	(d) Before 1st quarter 2006 tax benefit of $2.5 million	(g) Included in "Income taxes"
(b) Before income tax benefit of $12.2 million	(e) Non-tax deductible
(c) Included in "Other operating expenses"	(f) Included in "Deferral of New Regulatory Assets"

Consolidated Report to the Financial Community - 2nd Quarter 2006                                                                8

FirstEnergy Corp.
Statistical Summary
(Unaudited)

ELECTRIC SALES STATISTICS	Three Months Ended June 30,			Six Months Ended June 30,
(kWh in millions)	2006	2005	Change	2006	2005	Change

Electric Generation Sales
Retail - Regulated	22,591	20,073	12.5%	46,597	41,719	11.7%
Retail - Competitive	2,740	3,444	-20.4%	5,459	6,858	-20.4%
Total Retail	25,331	23,517	7.7%	52,056	48,577	7.2%
Wholesale	6,561	7,164	-8.4%	11,983	13,595	-11.9%
Total Electric Generation Sales	31,892	30,681	3.9%	64,039	62,172	3.0%

Electric Distribution Deliveries
Ohio - Residential	3,583	3,811	-6.0%	8,026	8,334	-3.7%
- Commercial	3,516	3,616	-2.8%	7,160	7,377	-2.9%
- Industrial	5,902	5,842	1.0%	11,561	11,656	-0.8%
- Other	95	95	0.0%	186	193	-3.6%
Total Ohio	13,096	13,364	-2.0%	26,933	27,560	-2.3%

Pennsylvania - Residential	2,365	2,426	-2.5%	5,457	5,600	-2.6%
- Commercial	2,602	2,593	0.3%	5,252	5,287	-0.7%
- Industrial	2,611	2,585	1.0%	5,175	5,205	-0.6%
- Other	21	20	5.0%	41	42	-2.4%
Total Pennsylvania	7,599	7,624	-0.3%	15,925	16,134	-1.3%

New Jersey- Residential	2,100	2,216	-5.2%	4,354	4,570	-4.7%
- Commercial	2,292	2,297	-0.2%	4,496	4,526	-0.7%
- Industrial	703	751	-6.4%	1,393	1,495	-6.8%
- Other	21	22	-4.5%	43	43	0.0%
Total New Jersey	5,116	5,286	-3.2%	10,286	10,634	-3.3%

Total Residential	8,048	8,453	-4.8%	17,837	18,504	-3.6%
Total Commercial	8,410	8,506	-1.1%	16,908	17,190	-1.6%
Total Industrial	9,216	9,178	0.4%	18,129	18,356	-1.2%
Total Other	137	137	0.0%	270	278	-2.9%

Total Distribution Deliveries	25,811	26,274	-1.8%	53,144	54,328	-2.2%

Electric Sales Shopped
Ohio - Residential	497	1,725	-71.2%	1,093	3,608	-69.7%
- Commercial	910	1,789	-49.1%	1,866	3,564	-47.6%
- Industrial	709	1,235	-42.6%	1,444	2,402	-39.9%
Total Ohio	2,116	4,749	-55.4%	4,403	9,574	-54.0%

Pennsylvania - Residential	-	5	-100.0%	1	11	-90.9%
- Commercial	94	22	327.3%	1	46	-97.8%
- Industrial	-	383	-100.0%	225	830	-72.9%
Total Pennsylvania	94	410	-77.1%	227	887	-74.4%

New Jersey - Residential	-	1	-100.0%	-	2	-100.0%
- Commercial	491	490	0.2%	894	1,032	-13.4%
- Industrial	519	551	-5.8%	1,023	1,114	-8.2%
Total New Jersey	1,010	1,042	-3.1%	1,917	2,148	-10.8%

Total Electric Sales Shopped	3,220	6,201	-48.1%	6,547	12,609	-48.1%

OPERATING STATISTICS	As of June 30,
For 12 Months Ended	2006		2005

Capacity Factors:
Fossil - Baseload	88.9%		86.9%
Fossil - Other	43.6%		36.9%
Nuclear	91.9%		84.8%
Generation Output:
Fossil	63%		63%
Nuclear	37%		37%

WEATHER	2006	Normal	2005
Composite Heating-Degree-Days
2nd Quarter	569	664	684
Year-to-Date	3,093	3,482	3,663
Composite Cooling-Degree-Days
2nd Quarter	208	251	275
Year-to-Date	208	252	275

Consolidated Report to the Financial Community - 2nd Quarter 2006                                                                9

FirstEnergy Corp.
2006 EPS and Cash Flow
(Unaudited)

2006 Earnings Per Share (EPS)
(Reconciliation of GAAP to Non-GAAP)

	Three Months	Six Months	Revised
	Ended June 30	Ended June 30	Guidance

Basic EPS (GAAP basis)	$0.92	$1.59	$3.62 - $3.82
Excluding Unusual Items:
Non-Core Asset Sales/Impairments	0.03	0.03	0.03
Basic EPS (Non-GAAP basis)	$0.95	$1.62	$3.65 - $3.85

Reconciliation of June 2006 Year-to-Date Cash From Operating Activities (GAAP) to
Free Cash Flow (Non-GAAP) and Cash Generation (Non-GAAP)
(In millions)

Net Cash from Operating Activities:

Net Income	$525
Adjustments:
Depreciation	292
Amortization of regulatory assets	421
Deferral of new regulatory assets	(169)
Deferral of PJM transmission costs	(57)
Deferred purchased power and other costs	(239)
Deferred income taxes and ITC, net	32
Deferred rents and lease market valuation liability	(105)
Cash collateral	(55)
Other, including changes in working capital	(94)
Net Cash from Operating Activities (GAAP)	$551

Other Items:
Capital expenditures	(683)
Nuclear fuel fabrication	(83)
Contributions to nuclear decommissioning trusts	(7)
Common stock dividends	(296)
Other, net	(26)
Free Cash Flow (Non-GAAP)	$(544)

Non-core asset sales and other	73
Cash generation (Non-GAAP)	$(471)

The GAAP to Non-GAAP reconciliation statements are available on the investor information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir.

Consolidated Report to the Financial Community - 2nd Quarter 2006                                                                10

FirstEnergy Corp.
2006 Cash Generation Guidance*
(Unaudited)

Reconciliation of 2006 Estimated Cash from Operating Activities (GAAP) to
Estimated Free Cash Flow (Non-GAAP) and Estimated Cash Generation (Non-GAAP)
(In millions)

Net Cash from Operating Activities:

GAAP Earnings Guidance	$1,200 - $1,270
Adjustments:
Depreciation	605
Amortization of regulatory assets	910
Deferral of new regulatory assets	(105)
RCP reliability deferrals	(150)
Deferral of PJM transmission costs	(168)
Deferred purchased power costs	(360)
Deferred income taxes and ITC, net	75
Deferred rents and lease market valuation liability	(103)
Cash Collateral	60
Other, including changes in working capital	81
Net Cash from Operating Activities (GAAP)	$2,080

Other Items:

Capital expenditures	(1,156)
Nuclear fuel fabrication	(165)
Common stock dividends	(593)
Other, net	32
Free Cash Flow (Non-GAAP)	$198

Non-core asset sales	82
JCP&L securitization	180
Cash Generation (Non-GAAP)	$460

*Does not include any potential impact of a share repurchase program announced on June 20, 2006.
The GAAP to Non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s website at ww.firstenergycorp.com/ir.

Consolidated Report to the Financial Community - 2nd Quarter 2006                                                                11

RECENT DEVELOPMENTS

Record Generation Output
FirstEnergy set new second quarter and year-to-date generation output records of 20.3 million and 40.4 million megawatt-hours, respectively. The second quarter output represented a 6.3% increase over the prior record established in the second quarter of 2005, while the year-to-date output represented a 6.7% increase over the record established in the same period last year.

NRC Approves Power Uprates for Beaver Valley Power Station
On July 20, the Nuclear Regulatory Commission (NRC) approved a request by FirstEnergy Nuclear Operating Company (FENOC) to increase the generating capacity of Beaver Valley Power Station by approximately 8%. The power uprates for Beaver Valley Unit 1 will increase generating capacity from approximately 821 to 889 megawatts and Unit 2's capacity from 821 to 886 megawatts. FENOC intends to operate Unit 1 at the higher power level no later than completion of its fall 2007 refueling outage and Unit 2 at the higher power level no later than its spring 2008 refueling outage.

Environmental Update
In June, FirstEnergy finalized its Air Quality Compliance (AQC) strategy for 2006 through 2011. The program, which is expected to cost approximately $1.7 billion, is consistent with previous estimates and assumptions reflected in the company’s long-term financial planning for air and water quality and other environmental matters. The majority of the expenditures will occur between 2007 and 2009.

Share Repurchase Program
On June 20, following the finalization of the AQC strategy, FirstEnergy's Board of Directors authorized a share repurchase program for up to 12 million shares of common stock. At management’s discretion, shares may be acquired on the open market or through privately negotiated transactions, subject to market conditions and other factors. The Board’s authorization of the repurchase program does not require the company to purchase any shares and the program may be terminated at any time. The 12 million shares represent 3.6% of the approximately 330 million shares of common stock currently outstanding.

Met-Ed and Penelec Rate Transition Plan Filing
On May 31, the Administrative Law Judge (ALJ) assigned to the Metropolitan Edison Company (Met-Ed) and Pennsylvania Electric Company (Penelec) Rate Transition Plan case established a new litigation schedule to support an ALJ Recommended Decision in this proceeding by November 8, 2006. In accordance with this revised schedule, intervening parties submitted their written testimonies on July 10. In addition, ten public hearings were held in various locations throughout the Met-Ed and Penelec service territories between June 20 and July 20. Other key dates in the procedural schedule include: rebuttal testimony by August 8, second pre-hearing conference on August 14, surrebuttal testimony by August 18, evidentiary hearings beginning on August 24, main briefs by September 22, and reply briefs by October 6.

Deferral of Incremental Met-Ed and Penelec Transmission Charges
On May 4, the Pennsylvania Public Utility Commission (PPUC) granted accounting authority for Met-Ed and Penelec to defer certain incremental transmission charges during 2006. The order allows the Companies to defer, commencing January 1, 2006, FERC-approved charges from the PJM Interconnection that are incremental to levels currently reflected in the transmission component of the Companies’ base rate tariffs. Consistent with the Companies’ petition, the order does not grant rate recovery of these costs, but allows Met-Ed and Penelec an opportunity to seek recovery in the pending Rate Transition Plan filing.

Competitive Electricity Supply for Penn Power
Following the PPUC’s approval of Pennsylvania Power Company’s (Penn Power) provider of last resort supply plan on April 20, 2006, a request for proposal (RFP) bidding process was conducted by the PPUC to secure competitively priced electricity from third-party suppliers for the period January 1, 2007 through May 31, 2008. Two rounds of bids were conducted for the approximate 900 megawatts of electricity (18 tranches of approximately 50 megawatts each). The round one and two bid results were subsequently approved by the PPUC and a residual bid is scheduled for mid-August for two remaining unfilled tranches. The results of the bidding process will be made public by the PPUC later this year.

Consolidated Report to the Financial Community - 2nd Quarter 2006                                                                12

Ohio Supreme Court Decision
On May 3, the Ohio Supreme Court affirmed all but one aspect of the provisions of FirstEnergy's Rate Stabilization Plan (RSP) for customers of its Ohio electric utility companies (Ohio Companies). The one issue, related to customer pricing options, was remanded to the Public Utilities Commission of Ohio (PUCO) for further consideration. The Court found that the Ohio restructuring law requires FirstEnergy to provide an alternative market-based offering to customers, even if the alternative is at a higher price than that offered through the RSP. On July 20, the Ohio Companies filed a request with the PUCO proposing a framework for conducting an RFP program under which suppliers could submit prices to serve a portion of each Ohio Company’s customer load. If adopted, customers would have the opportunity to switch to alternative generation suppliers at prices established through the RFP program. While the filing is designed to maintain the RSP by resolving the Court’s issue, the Ohio Companies also provided notice of termination of those portions of the RSP that are subject to termination in the event that the issue is not satisfactorily resolved. The companies reserved the right to withdraw the notice of termination. On July 26, the PUCO directed the Ohio Companies to file their plans for a competitive retail electric service option within 45 days.

Ohio Edison $600M Unsecured Senior Note Issuance
On June 26, Ohio Edison (OE) issued $600 million of unsecured Senior Notes, comprised of $250 million of 6.4%, 10-year Senior Notes due 2016 and $350 million of 6.875%, 30-year Senior Notes due 2036. In July, OE utilized the proceeds from its Senior Note offering to repurchase $500 million of its common stock from FirstEnergy Corp. and redeem all of its outstanding preferred stock at a total redemption price of approximately $64 million.

Partial Early Redemption of FirstEnergy Corp. 5.5% Senior Notes
On July 31, FirstEnergy redeemed, via a make-whole call provision, $400 million principal amount of its $1 billion, 5.50% Notes, Series A, in advance of the November 15, 2006 maturity date.

JCP&L Securitization
On June 8, the New Jersey Board of Public Utilities approved Jersey Central Power & Light’s (JCP&L) request to securitize approximately $180 million of Basic Generation Service-related transition costs through the issuance of transition bonds pursuant to New Jersey’s electric utility restructuring legislation. The amount financed would include up to $3.5 million in upfront transaction costs associated with the bond issuance. Yesterday, JCP&L Transition Funding II LLC, wholly owned by JCP&L, announced the issuance of $182.4 million of transition bonds.

New Coal Supply Agreement
On June 22, FirstEnergy Generation Corp. entered into a new coal supply agreement with CONSOL Energy, under which CONSOL will supply a total of more than 128 million tons of high-Btu coal to FirstEnergy for a 20-year period beginning in 2009. The new agreement will replace an existing coal supply agreement that took effect in 2003 and ran through 2020. Under the new agreement, CONSOL Energy will increase its coal shipments by approximately 2 million tons per year to provide coal for the Bruce Mansfield Plant and other power plants.

Forward-looking Statements. This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "believe," "estimate" and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of our regulated utilities to collect transition and other charges or to recover increased transmission costs, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), and the legal and regulatory changes resulting from the implementation of the Energy Policy Act of 2005 (including, but not limited to, the repeal of the Public Utility Holding Company Act of 1935), the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, implement the Air Quality Compliance Plan (including that such amounts could be higher than anticipated) or levels of emission reductions related to the Consent Decree resolving the New Source Review litigation, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits, fines or other enforcement actions and remedies) of governmental investigations and oversight, including by the Securities and Exchange Commission, the United States Attorney's Office, the Nuclear Regulatory Commission and the various state public utility commissions as disclosed in our Securities and Exchange Commission filings, generally, and with respect to the Davis-Besse Nuclear Power Station outage and heightened scrutiny at the Perry Nuclear Power Plant in particular, the timing and outcome of various proceedings before the Public Utilities Commission of Ohio (including, but not limited to, the successful resolution of the issues remanded to the PUCO by the Ohio Supreme Court regarding the RSP) and the Pennsylvania Public Utility Commission, including the transition rate plan filings for Met-Ed and Penelec, the continuing availability and operation of generating units, the ability of generating units to continue to operate at, or near full capacity, the inability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the anticipated benefits from voluntary pension plan contributions, the ability to improve electric commodity margins and to experience growth in the distribution business, the ability to access the public securities and other capital markets and the cost of such capital, the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to the August 14, 2003 regional power outage, the successful implementation of the share repurchase program approved by the Board of Directors in June 2006, the risks and other factors discussed from time to time in our Securities and Exchange Commission filings, including our annual report on Form 10-K for the year ended December 31, 2005, and other similar factors. We expressly disclaim any current intention to update any forward- looking statements contained herein as a result of new information, future events, or otherwise.

Consolidated Report to the Financial Community - 2nd Quarter 2006                                                                13